Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), the undersigned officer of Reliability Incorporated. (the “Company”) hereby certifies with respect to the Quarterly Report on Form 10-Q/A of the Company for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission (the “10-Q Report”) that to his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 17, 2010

/s/ Greggory Schneider
Greggory Schneider
Chief Financial and Principal Financial Officer